Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 1

WONDER AUTO LIMITED

May 10, 2007
10:00 a.m. EDT

Coordinator
Good day, ladies and gentlemen. Welcome to the Wonder Auto First Quarter Earnings conference call. At this time all participants are in a listen-only mode. We will be conducting a question and answer session towards the end of this conference. I would now like to turn the call over to Ms. Leslie Richardson from CCG Elite. Please proceed, ma’am.

L. Richardson
Good morning, ladies and gentlemen. Good evening to those of you joining us from China. I’m Leslie Richardson from CCG Elite, the company’s investor relations firm. Welcome to Wonder Auto Technology’s First Quarter 2007 Earnings call. With us today are Wonder Auto’s Chairman, Mr. Qingjie Zhao and CFO, Mr. Ryan Yuan; both join us from China. Also, Mark Collinson, a Partner of CCG Elite. Also joining us is Mabel Zhang from CCG Elite who will provide translations for the Q&A section.

I would like to remind our listeners that in this call, management’s prepared remarks contain forward-looking statements such as forecast of future revenue and earnings, expected activities, and other financial and business results. These statements are based on current expectations, but are subject to risks and uncertainties. Actual results may differ materially from those contained in forward-looking statements. Management may make additional forward-looking statements in response to your questions and we can make no assurance that anticipated events or actual results will comport with forward-looking statements made on this call.

Therefore, the company claims the protection of the Safe Harbor for forward-looking statements that are contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today due to risk, such as but not limited to fluctuation in customer demand, management of rapid growth, intensity of competition from other providers of auto components, timing of approval or market acceptance of new product introductions, general economic conditions, geopolitical events, regulatory changes, and other factors detailed from time to time on the company’s filings and future filings with the United States Securities Exchange Commission.

Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 2

Accordingly, although the company believes the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. In addition, any projections as to the company’s future performance represent management’s estimates as of today, May 10, 2007. Wonder assumes no obligation to update these projections in the future as market conditions change.

For those of you unable to listen to the entire call at this time, a recording will be available via Web cast for 90 days. The Web link is available in the press release that we issued earlier today. Now I will turn the call over to Mark Collinson who will provide further management discussion on behalf of Wonder Auto’s Chairman and CEO, Mr. Qingjie Zhao.

M. Collinson
Thanks, Leslie. Good morning, everyone. We believe our business model of high quality backed by leading technology, flexible delivery, and competitive pricing is serving us well in 2007. Our revenue for the first quarter of $21.6 million illustrates very strong demand for our products, stronger than we’d expected, in fact, for a quarter in which there’s a major Chinese holiday. According to the China Association of Automobile Manufacturers, sales of Chinese made vehicles rose more than 22% in the quarter compared to the same quarter of 2006. Typically, the demand for automotive components increases more than the demand for vehicles themselves, and this proved to be true in Q1. Revenues from both our alternators and starters were up strongly, driven almost entirely by an increase in volume.

Our existing customers were the main source of revenue growth in this quarter with the contribution to revenue from our three largest customers, Beijing Hyundai, … and … Aerospace Mitsubishi increasing 49%, 21% and 188% respectively compared to the same quarter last year. While our relationships with our current customers remain strong, our sales to new clients also increased during the quarter as Wonder Auto’s brand … continues to gain market recognition for high quality, competitively priced components.

We expect to experience continued growth from both current customers and new customers as the domestic environment for small and mid-sized automobiles remains very favorable driven by a combination of high affordability for first time buyers and the Chinese government’s support for more energy efficient vehicles.

Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 3

As we’ve mentioned before, starting in April of last year the government implemented a consumption tax of up to 20% on cars with engines of four liters or more while decreasing the consumption tax on cars with one to one-and-a-half liters to 3%. It’s also pleasing to report that we continue to make headway in penetrating the export market. Our export sales were approximately $900,000 greater for the quarter than in the same quarter last year, increasing from 1% in revenue to almost 5%. This represents encouraging progress towards our goal of generating 30% of our revenue from overseas markets within the next three to five years.

Profitability in the business remains strong with our gross profit increasing 78.5% to $5.3 million in the first quarter of 2007 from the same quarter last year. Our gross margin for the quarter was 24.6% compared to a gross margin in the same period a year ago of 20.1%. I’ll go into more details about this in the financial section. However, I will say that our increase in the margin is attributable to our commitment to be selective in the business that we take on and to the consolidation of Jinzhou DongWoo for the full quarter.

Jinzhou DongWoo is proving to be a profitable acquisition. Its own gross margins are about 50% and the consolidation of this business for a full quarter has improved our gross margins by approximately 450 basis points. DongWoo currently supplies exclusively within Wonder and not to outside parties.

During the quarter Jinzhou DongWoo has also had some success in reducing its own cost of goods sold, improving gross margins still further. As to our operations, we remain on target for our new plan starter line of 520,000 units, our upgrade to a second starter line that will increase capacity by 80,000 units, and our 600,000 unit alternator line, all to begin production in July.

The additional starter and alternator capacity will not only increase our output, but enable us to produce more efficiently without running suboptimal shift patterns. Overall then we had a very good quarter in which we performed financially above the run rate which we’ve been expecting, proving that the value of our quality, our technology, and our manufacturing practices are being recognized in the market and that we can take advantage of this stronger demand for our products while still maintaining gross margins and moderate levels of operating expenses.

Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 4

Let me turn now to the financial results in more detail. Our revenue for the quarter, as I said, increased to a record $21.6 million, or 45.8% from revenue in the first quarter of 2006 of $14.8 million. Our revenue was also up 13% sequentially over the fourth quarter, whose revenue was $19 million, which was also a much larger increase than we’d budgeted. … increased revenue was primarily the result of increase in demand from existing customers for alternators and starters, which we feel demonstrates the strong customer relationships we’ve established.

Our gross profit for Q1 was $5.3 million for a year-over-year increase of 78.5% from $3 million in the first quarter of 2006. Gross margin was 24.6% for the quarter compared to 20.1% for the same quarter last year. As I mentioned earlier, the gross margin was favorably impacted by the consolidation of our acquired interest in the business of Jinzhou DongWoo Precision Company. The gross margin also benefited from the combined effects of business with more favorable margins and some innovative design initiatives to reduce the use of copper in our components. However, we would say that we believe that margin levels are likely to be slightly lower during the remainder of the year due to continuing commodity and customer pricing pressures.

Our administrative expenses for the quarter were $0.7 million, or 3.1% of revenue compared to $0.3 million, or 2.1% of revenue for the same quarter a year ago. The increase of administrative expenses is due to expenditures for improvement of the company’s internal control systems to ensure compliance with SOx 404, the inclusion of Jinzhou DongWoo, and increases in other costs of being a publicly traded company in the U.S.

Research and development expenditure for the first quarter was $0.3 million, or 1.2% of revenue compared to $0.1 million, or 0.07% of revenue in the same quarter last year. The increased research and development expense is attributable to continued efforts to maintain our technological competitiveness.

Our selling expenses for Q1 were $0.7 million, or 3% of revenue compared to $0.7 million, or 4.7% of revenue in the comparable quarter a year earlier. The lower selling expense as a percent of revenue is due to our ability to improve the quality of our products, which reduced our cost of after-sales service. In addition, the increased sales volume allowed us to benefit from economies of scale, which reduced our per unit selling expenses.

Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 5

Income from operations increased to $3.7 million for the first quarter of 2007, up 99.3% from $1.9 million in the first quarter of 2006. Our operating margin was 17.3% compared to 12.7% from the same period a year ago. The increase in operating margin is mainly attributable to the improved gross margins from the Jinzhou DongWoo acquisition and to operating efficiencies.

Net income for Q1 increased to $2.7 million, up 92.5% from the first quarter of 2006 of $1.4 million. Our fully diluted earnings per share for the quarter were $0.11.

Looking at our balance sheet we had $10 million in cash and cash equivalents, working capital of $30.4 million, and $10.9 million in long-term debt as of March 31, 2007. Days sales outstanding declined to 106 from 122 in the fourth quarter of 2006, the decline being the result of our improved collection efforts. Our shareholders equity stood at $41.3 million up from $38.2 million on December 31, 2006.

Touching on our business outlook, as we look forward to the rest of the year we’re comfortable that the three aspects of our growth strategy are on track. Our sales to existing customers are growing strongly with the market. Having seen government statistics recently, we have a higher level of confidence that our market share in China is about 15%. We remain in the strong number two position. We expect sales of new products to existing customers and export sales to be boosted following the closure of our acquisition of the remaining 80% of Jinzhou Wanyou mechanical parts that we did not own for a total cost of $16.4 million.

That company, Wanyou, makes piston rods, vibration dampers, and shock absorber rods for motor vehicles. We believe that this will be an accretive acquisition as it will broaden our product lines, customer base, and our geographic reach. The terms of the acquisition also have met our net income targets for the 12-month periods ending April 1st of approximately $2.99 million for 2008 and $3.87 million for 2009. We’ll finance the acquisition from drawings under existing credit lines. The $16.42 million acquisition price is payable over two years contingent on results.

As a result of strong markets, a solid competitive position, and our recent acquisitions, we are reaffirming our belief that for the full year of 2007 our revenues should be approximately $100 million and our net income should be approximately $13.5 million. With that I’ll conclude management’s prepared remarks. Thanks very much for your interest in Wonder Auto Technology.

Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 6

As we go to questions, a reminder that Mabel Zhang from CCG Elite will provide translations for those of you who wish to ask your questions in English. She’ll also provide English translations of management’s answers. For those of you who wish to ask your questions in Chinese, please do so. Please also ask the question in English as well or bear with us while Mabel translates both your question and management’s response. Thank you again. With that, management is ready for your questions. Operator?

Coordinator	Thank you. Our first question comes from John May from Roth Capital Partners. Please proceed.

J. May
Good morning, gentlemen. Congratulations on the first quarter. It’s a very, very strong number. I have a couple of questions for the management team. One is about the export business. You mentioned that your export proportion will grow from 1% to 5%. My question is, how do you … when you will help you expand the market? My second question is if the management team can provide us a better picture of the OEM new contract wins. I will translate for myself.

(Comments in Chinese)

M	(Comments in Chinese)

M. Zhang
To answer your first question, actually, in Q1 the contribution from … in the … business was not … Actually, we just owned 20% of his shares in the fourth quarter. Right now we just finished the acquisition a few weeks ago. Actually, in Q1 that exponent business could largely contribute to the … which is … significant products to them.

M	(Comments in Chinese)

M. Zhang	I also want to say that we have been working our exporting business plan and executing it very well. We expect that this type of growth will be continued and steady in the rest of the year.

M	(Comments in Chinese)

Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 7

M. Zhang	We are right now in the negotiation phase with our new customers. In Q1 we … of any new important customers. We will definitely share this news with you once new contracts are formed.

J. May
I just want to be more specific on the product export. I happen to have met with the Wanyou company at an auto show and they produce these piston rods. My question is, will you use the Wanyou international market to export your starter and alternator or are you more focused on just exporting your own product?

(Comments in Chinese)

M	(Comments in Chinese)

M. Zhang
We are starting this possibility and believe that it could be possible for both parts. As you know, Wanyou is … exporting their … products to OEM and after market in the United States, so that could be a promising distribution channel for us to distribute our Wonder Auto products.

J. May	Thanks.

Coordinator	Our next question comes from Alex Harbin from Wonder Auto. Please proceed.

A. Harbin	Hello. Congratulations on the great quarter, guys. I’m just wondering if you’ve heard back anything from the NASDAQ or if they’ve given you any feedback on your application to the GM there.

M. Zhang	(Comments in Chinese)

M	(Comments in Chinese)

M. Zhang
As you know, we had submitted our application and we also recently received the first round of feedback from NASDAQ. We have made our answers to them, so we’re still waiting to see if we can get the second round of feedback or updates.

A. Harbin	Great. Thanks.

Coordinator	Our next question comes from Michael Coleman from Stern … Please proceed.

Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 8

A. Tamala
Good morning. This is actually Anita Tamala. Michael regrets that he can’t be on the call this morning. Congratulations on the excellent results this quarter. My question is in regard to Beijing Hyundai. They represented 20% of your sales last year. Did the shift in customer mix this quarter positively affect first quarter results?

M. Zhang	I’m sorry. Could you repeat your question?

A. Tamala	Yes. Did the shift in your customer mix this quarter, how did it positively affect results?

M. Zhang	(Comments in Chinese)

Q. Zhao	(Comments in Chinese)

M. Zhang
To answer your question, Mr. Zhao said actually the customer mix is still quite the same to last year, but Beijing Hyundai is doing some … adjustment of their marketing or production in China. They will be … expansion. In terms of the customer mix with Beijing Hyundai and other customers, this quarter still remains in the same situation.

A. Tamala	What would you say Beijing Hyundai represented as a percentage of your total sales this quarter?

M. Zhang	(Comments in Chinese)

M	(Comments in Chinese)

M. Zhang	The company didn’t release this number, but Beijing Hyundai still is one of the major customers.

A. Tamala	I see. One last question. Going forward do you view the percentage of the total to remain stable or do you see it decreasing?

M. Zhang	(Comments in Chinese)

M	(Comments in Chinese)

M. Zhang	We foresee this percentage will remain the same, at least if the company shifts to the smaller sized engine. At this point we don’t foresee any change.

Exhibit 99.2

WONDER AUTO LIMITED
Moderator: Melissa Kong
May 10, 2007/10:00 a.m. EDT
Page 9

A. Tamala	Great. Thank you so much. Congratulations again on the great quarter.

M. Zhang	Thank you. (Comments in Chinese)

M	(Comments in Chinese)

M. Collinson	Mabel, this is Mark Collinson. Can I just say that based on the numbers we released in our 10-Q, investors can calculate the percentage of sales from Beijing Hyundai. We calculated it to be about 19%.

A. Tamala	Thank you so much.

Coordinator	I would now like to turn the call over to Mark Collinson for closing remarks.

M. Collinson
Thank you, everyone, for your interest in Wonder Auto Technology. We are very pleased to have provided you with excellent results for the first quarter and we look forward to reporting our progress to you through the remainder of the year. Thank you again.

M. Zhang	Thank you. (Comments in Chinese)

M	(Comments in Chinese)

M. Zhang	Bye-bye.

M. Collinson	Thank you.

Coordinator	Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.